Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2020 RESULTS

JERICHO, NY, May 6, 2020 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended March 31, 2020.

Highlights For The First Quarter

•	Net earnings of $0.30 per share
•	Funds From Operations (FFO) of $0.47 per share
•	Adjusted Funds From Operations (AFFO) of $0.46 per share
•	Acquired 12 properties for an aggregate of $57.3 million
•	Completed two redevelopment projects
•	Withdraws previously issued 2020 guidance range

“Getty’s portfolio of convenience store & gasoline station properties continued to produce growth in the first quarter. We are pleased to have delivered earnings growth driven by a combination of rent increases, acquisitions and effective management of our overhead costs. While we remain focused on growing our business, given the current public health crisis, our highest near-term priority is the health and safety of our employees, our tenants and the communities where we own properties. Since most of our tenants’ businesses provide services that are considered essential under state orders and federal guidelines, they have remained open and operational, although they have not avoided the general decline in economic activity resulting from the current pandemic” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Getty collected 97% of our April rents, however, the longer that COVID-19 shelter in place directives continue, the greater the possibility that there could be impacts to our 2020 financial performance. By working with our tenants who need assistance, which has been limited to date, we believe we can effectively navigate this uncertain environment. Getty’s well-capitalized balance sheet and additional capacity on our credit facility provides us with sufficient liquidity as well as the financial flexibility to capitalize on opportunities that emerge from the current environment in our efforts to build shareholder value.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2020, of $12.7 million, or $0.30 per share, as compared to net earnings of $10.9 million, or $0.26 per share, for the same period in 2019.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2020, was $20.0 million, or $0.47 per share, as compared to $17.8 million, or $0.43 per share, for the same period in 2019.

AFFO for the quarter ended March 31, 2020, was $19.3 million, or $0.46 per share, as compared to $17.5 million, or $0.42 per share, for the same period in 2019.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased by $1.4 million to $34.7 million for the quarter ended March 31, 2020, as compared to $33.3 million for the same period in 2019. Rental income contractually due from tenants included in revenues from rental properties was $31.4 million for the quarter ended March 31, 2020, as compared to $29.2 million for the quarter ended March 31, 2019. The growth in revenues from rental properties for the quarter ended March 31, 2020, was primarily due to revenue from properties acquired by the Company in 2019 and 2020, along with contractual rent increases. Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which were reimbursable by tenants pursuant to the terms of triple-net lease agreements, were $3.3 million and $3.7 million for the quarter ended March 31, 2020 and 2019, respectively.

Property costs were $4.9 million for the quarter ended March 31, 2020, as compared to $5.5 million for the same period in 2019. The decrease in property costs for the quarter ended March 31, 2020, was principally due to reductions in rent expense, reimbursable real estate taxes and professional fees related to property redevelopments.

Environmental expenses decreased by $0.7 million to $0.2 million for the quarter ended March 31, 2020, as compared to $0.9 million for the same period in 2019. The reduction in environmental expenses for the quarter ended March 31, 2020, was principally due to a decrease in net environmental remediation costs and estimates and environmental legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $4.1 million for the quarter ended March 31, 2020 and 2019.

Impairment charges were $1.0 million for the quarter ended March 31, 2020, as compared to $0.8 million for the same period in 2019. Impairment charges for the quarter ended March 31, 2020 and 2019, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio and Redevelopment Activities

During the quarter ended March 31, 2020, the Company acquired fee simple interests in ten car wash properties for $50.3 million and entered into a unitary lease at the closing. The properties are located in the Greater Kansas City MSA. In addition, the Company acquired fee simple interests in two properties in Kentucky and Virginia for a purchase price of $7.0 million in the aggregate.

Rent commenced on two completed redevelopment projects that were placed back into service in our net lease portfolio during the first quarter 2020. Since the inception of the redevelopment program in 2015, the Company has completed 15 redevelopment projects.

As of March 31, 2020, the Company was actively redeveloping four of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition to the four properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties from its net lease portfolio that are suitable for redevelopment to either a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of March 31, 2020, the Company had signed leases on seven properties that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of March 31, 2020, the Company had $535.0 million of outstanding indebtedness with a weighted average interest rate of 4.6% and weighted average maturity of 5.1 years. The Company’s indebtedness consisted of an aggregate principal amount of $450.0 million of senior unsecured notes and $85.0 million borrowings outstanding under the credit agreement. Total cash and cash equivalents were $37.9 million as of March 31, 2020, and the Company has $215.0 million of undrawn capacity on its unsecured revolving credit facility.

COVID-19 Update

During and subsequent to the quarter ended March 31, 2020, the world was impacted by the spread of the novel coronavirus (“COVID-19”), which has been declared a pandemic by the World Health Organization. The COVID-19 pandemic has created significant uncertainty and economic volatility. While the Company did not incur significant disruptions during the quarter ended March 31, 2020, from the COVID-19 pandemic, the Company is unable to predict at this time the extent to which the COVID-19 pandemic will impact its business, operations and financial results. Any impact to the Company’s business, operations and financial results will depend on numerous evolving factors, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the impact on economic activity from the pandemic and actions taken in response; the effect on the Company’s tenants and their businesses; the ability of tenants to make their rental payments and any closures of tenants’ facilities. Any of these events could materially adversely impact the Company’s business, financial condition, results of operations or stock price.

As of May 6, 2020, the Company has taken certain measures to maintain the strength of its business and to manage the impact of COVID-19 on its operations. These measures included prioritizing the health and safety of its employees by adopting guidelines to provide greater use of remote working arrangements prior to Governor Cuomo's March 20, 2020, executive order, after which the Company fully transitioned all of its employees to a full-time remote working environment and successfully implemented its business continuity plan, with all of the Company’s core financial, operational and telecommunication systems, with no disruption.

The Company is continuously monitoring the pandemic and its potential impact on its tenants, operations and financial results. In light of this evolving environment, the Company is providing the following updates which are as of May 6, 2020:

•	As an owner of convenience store and gasoline station properties, more than 95% of the Company’s tenant locations have been deemed essential under state orders and federal guidelines.
•	For the month of April, the Company received 97% of contractual base rent and mortgage payments.
•

The Company has granted deferrals for 1.8% of April base rent and mortgage payments to select tenants and mortgagors who have, due to COVID-19 related economic difficulty, asked for relief. In most of these cases, the base rent or mortgage payment deferrals will continue for May and June.

•	The remainder of uncollected payments due to the Company for April, approximately 1.2%, have been abated or deemed to be uncollectable.
•

The Company continues to evaluate requests from select tenants and mortgagors for relief of rent or mortgage payments, as applicable, due in May and June. As of the date of this release, the Company anticipates that it will collect between 92% and 95% of May contractual base rent and mortgage payments. The Company is unable to provide a definitive estimate with respect to COVID-19 related collection impacts to contractual base rent and mortgage payments due in June.

•

While the Company continues to evaluate growth opportunities in both its acquisition and redevelopment programs, the ongoing disruption associated with the COVID-19 pandemic will cause delays in transaction processes. The Company continues to evaluate its expected uses of funds, and will provide updates if, and when, appropriate.

2020 Guidance

Given the uncertainty related to the COVID-19 pandemic, the related shelter-in-place restrictions, and the length and depth of economic impact to the US economy and businesses, the Company cannot forecast with reasonable accuracy the duration of the COVID-19 pandemic or the magnitude of the impact to its business or results of operations and is withdrawing the 2020 earnings guidance that was previously provided.

Webcast Information

Getty Realty Corp. will host a webcast on Wednesday, May 6, 2020, at 8:30 a.m. EDT. Participants may access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com. To participate in the call, please dial (877) 300-8521, or (412) 317-6026 for international participants, twenty minutes before the scheduled start.

A replay will be available on Wednesday, May 6, 2020, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Wednesday, May 13, 2020. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 10142819.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of March 31, 2020, the Company owned 885 properties and leased 62 properties from third-party landlords in 35 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring our performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, our core operating performance. FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF OUR CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS RELATING TO THE COVID-19 PANDEMIC AND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2020	2019
ASSETS:
Real Estate:
Land	$674,812	$669,351
Buildings and improvements	488,702	442,220
Construction in progress	897	2,080
	1,164,411	1,113,651
Less accumulated depreciation and amortization	(170,919)	(165,892)
Real estate, net	993,492	947,759
Investment in direct financing leases, net	80,806	82,366
Notes and mortgages receivable	28,648	30,855
Cash and cash equivalents	35,924	21,781
Restricted cash	2,008	1,883
Deferred rent receivable	42,028	41,252
Accounts receivable	1,520	3,063
Right-of-use assets - operating	19,341	21,191
Right-of-use assets - finance	931	987
Prepaid expenses and other assets	64,773	60,640
Total assets	$1,269,471	$1,211,777
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Borrowings under credit agreement	$85,000	$20,000
Senior unsecured notes, net	449,105	449,065
Environmental remediation obligations	50,358	50,723
Dividends payable	15,632	15,557
Lease liability - operating	19,982	21,844
Lease liability - finance	4,039	4,191
Accounts payable and accrued liabilities	58,880	60,958
Total liabilities	682,996	622,338
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 41,391,351 and 41,367,846 shares issued and outstanding, respectively	414	414
Additional paid-in capital	656,981	656,127
Dividends paid in excess of earnings	(70,920)	(67,102)
Total stockholders’ equity	586,475	589,439
Total liabilities and stockholders’ equity	$1,269,471	$1,211,777

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Revenues from rental properties	$34,650	$33,287
Interest on notes and mortgages receivable	713	762
Total revenues	35,363	34,049
Operating expenses:
Property costs	4,935	5,495
Impairments	1,031	771
Environmental	221	903
General and administrative	4,068	4,062
Depreciation and amortization	7,097	6,099
Total operating expenses	17,352	17,330

Gain (loss) on dispositions of real estate	869	(51)

Operating income	18,880	16,668

Other income, net	495	205
Interest expense	(6,675)	(5,946)
Net earnings	$12,700	$10,927
Basic earnings per common share:
Net earnings	$0.30	$0.26
Diluted earnings per common share:
Net earnings	$0.30	$0.26
Weighted average common shares outstanding:
Basic	41,383	40,873
Diluted	41,391	40,891

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2020	2019
Net earnings	$12,700	$10,927
Depreciation and amortization of real estate assets	7,097	6,099
(Gain) loss on dispositions of real estate	(869)	51
Impairments	1,031	771
Funds from operations	19,959	17,848
Revenue recognition adjustments	69	(379)
Changes in environmental estimates	(788)	(341)
Accretion expense	466	538
Environmental litigation accruals	—	45
Insurance reimbursements	—	(191)
Legal settlements and judgments	(424)	—
Adjusted funds from operations	$19,282	$17,520
Basic per share amounts:
Earnings per share	$0.30	$0.26
Funds from operations per share	0.47	0.43
Adjusted funds from operations per share	$0.46	$0.42
Diluted per share amounts:
Earnings per share	$0.30	$0.26
Funds from operations per share	0.47	0.43
Adjusted funds from operations per share	$0.46	$0.42
Weighted average common shares outstanding:
Basic	$41,383	$40,873
Diluted	$41,391	$40,891

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com